As filed with the Securities and Exchange Commission on August 13, 2010

Registration No. 333-95411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIFE QUOTES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	58-1521612 (I.R.S. Employer Identification Number)

Suite 102 8205 South Cass Avenue Darien, IL	60561
(Address of Principal Executive of offices)	(Zip Code)

Quotesmith.com, Inc. 1997

Stock Option Plan

(as amended)

Quotesmith.com, Inc.

1999 Employee Stock Purchase Plan

(Fill Title of the Plan)

Phillip Perillo Senior Vice President and Chief Financial Officer Life Quotes, Inc. Suite 102 8205 South Cass Avenue Darien, IL 60561 630-515-0170	Copy to: David J. Kaufman Duane Morris LLP Suite 3700 190 S. LaSalle Street Chicago, IL 60603-3433 312-499-6700
(Name, Address and Telephone Number of Agent for Service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

In connection with the merger of LQ Acquisition, Inc. with and into Life Quotes, Inc. (the “Company”), the Company hereby removes from registration 269,321 shares of common stock registered under this Registration Statement that remain unsold on a post reverse 3 for 1 stock split basis.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Darien, state of Illinois, on this 13th day of August, 2010.

LIFE QUOTES, INC.

By:	/s/ Phillip Perillo
Phillip Perillo
Senior Vice President and Chief Financial Officer